copy of said commercial lease has been made available to BUYER for BUYER's inspection, review, and due diligence; and

WHEREAS, SELLER desires to sell all rights, assets, and franchise interests, and assign all lease rights available, to BUYER in connection with the Green Valley Store and the San Marcos Store; and

WHEREAS, BUYER desires to purchase all rights, assets, and franchise interests from SELLER, as well as assume all lease obligations SELLER may have, in connection with the Green Valley Store and the San Marcos Store; and

WHEREAS, the PARTIES agree to enter into this binding MOU on the terms and conditions stated herein.

AGREEMENT

NOW, THEREFORE, FOR GOOD AND VALUEABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1. **Incorporation of Recitals**: The above recitals are incorporated herein and made a part of this Agreement as though full set forth;

2. **Capriotti's Corporation's Right of First Refusal:** SELLER and BUYER understand that this MOU is subject to Franchisor Capriotti's Corporation's Right of First Refusal and the terms and conditions stated therein, as stipulated in Article 12 of the Franchise Agreement, a copy of which is attached and incorporated into this MOU.

3. **Purchase Price**: BUYER agrees to purchase all rights, assets, and franchise interests of SELLER in the Green Valley Store and the San Marcos Store for the lump sum amount of Six Hundred and Seventy Thousand Dollars ($670,000), which includes the Capriotti's Corporation's Area Wide Development Agreement Deposit ("Asset Purchase" or "Asset Purchase Price"). For purposes of this MOU, the Asset Purchase Price is understood to apply as follows: (i) San Marcos Store: Two Hundred Thousand Dollars ($200,000) consisting of the Capriotti's Corp. Deposit ($90,000), Furniture and Equipment ($40,000), and Goodwill ($70,000); and (ii) Green Valley Store: The balance of the Asset Purchase Price of Four Hundred And Seventy Thousand Dollars consisting of Furniture and Equipment ($80,000) and Goodwill ($390,000).

Buyer's Initials ____ KA Seller's Initials ____ GH

The Asset Purchase shall include but not be limited to SELLER transferring all rights, assets, and franchise ownership interests held by BBC Holdings, a Nevada Limited Liability Company, BBC Holdings, LLC authorized to do and doing business in California as Capriotti's NCSD, LLC, and KM'S Capriotti's, LLC. With the understanding that all payments received shall first be applied to the San Marcos Store Asset Purchase Price specified in 3.(i) and thereafter to the Green Valley Store Asset Purchase Price specified in 3.(ii), BUYER's payment of the Asset Purchase Price shall be made as follows,:

a. Down Payment: Upon execution of this MOU, BUYER shall pay at SELLER's order and direction the sum of Fifty Thousand Dollars ($50,000). Said Down Payment shall be made by certified funds and/or wire transfer within one (1) business day of execution of this MOU to SELLER's attorney;

b. December Payment: No later than December 30, 2012, BUYER shall pay at SELLER's order and direction the sum of Two Hundred Thousand Dollars ($200,000). Said December Payment shall be made by certified funds and/or wire transfer;
    i. Installment Payments: BUYER shall pay the sum of Four Hundred And Twenty Thousand Dollars ($420,000) at SELLER's order and direction in nine (9) equal monthly installments of Forty Six Thousand Six Hundred and Sixty-Seven Dollars ($46,667) commencing on January 5, 2013 and ending on September 5, 2013. Said Installment Payments shall be made by certified funds and/or wire transfer; and

4. **Lease Security Deposits, Cash On Hand, and Cash Equivilants**: The PARTIES agree to the following with respect to the Lease Security Deposits, Cash On Hand and Cash Equivilants as follows:

a. Lease Security Deposits: Upon assignment of the commercial leases for Green Valley Store and the San Marcos Store, BUYER shall be entitled to any and all security deposits and/or prepaid rent stipulated under the commercial leases; and
b. Cash On Hand: SELLER shall be entitled to all Cash On Hand for the Green Valley Store and the San Marcos Store up through and including September 29, 2012; and
c. Cash Equivilants: SELLER shall be entitled to receive payment from BUYER for all Cash Equivilants which includes, but is not limited to, inventory on hand and/or prepaid expenses up through and including September 29, 2012.

Buyer's Initials ____ KA Seller's Initials ____ GH

5. **SELLER and BUYER Obligations:**SELLER and BUYER shall take all reasonable steps necessary to prepare, develop, and execute all documents required to transfer, convey, and assign all of SELLER's rights, assets, franchise interests, leasehold interests, ownership interests, and/or any and all other interests to BUYER in connection with the Green Valley Store, the San Marcos Store, and BBC Holdings, a Nevada Limited Liability Company, BBC Holdings, LLC authorized to do and doing business in California as Capriotti's NCSD, LLC, and KM'S Capriotti's, LLC. SELLER's and BUYER's Obligations shall include but not be limited to preparing, developing, and executing all federal, state, and local government agency requirement forms and/or disclosures. BUYER shall be responsible for all federal, state, and local transfer costs and/or fees.

6. **Security and Release of Security:**

   a. Security:Upon execution of this MOU, BUYER shall execute a UCC-1 and/or equivalent in the State of California and the State of Nevada in the name of SELLER's designee. The UCC-1 shall include and cover all inventory, receivables, security deposits, cash on hand, and/or cash equivalents, among other items, for the Green Valley Store and the San Marcos Store. Said UCC-1 and/or equivalent shall be filed and/or recorded within seven (7) days of execution of this MOUwith Secretary of State of California and/or Nevada, or whichever government agency said UCC-1 and/or equivalent should be recorded and/or filed to be effective and valid; and

   b. Release of Security:Upon complete satisfaction of BUYER's obligations under Paragraphs 2 and 3, SELLER's designee shall release the recorded and/or filed UCC-1s within seven (7) days of BUYER's written demand for Release of Security.

6. **Representation and Warranties**.

6.1 Except as otherwise set forth in this MOU, each of the Parties hereby represent and warrant that they have not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, in any of the the entities SELLER and BUYER represent they own and/or SELLER's rights, title, and franchise interests.

6.2 Except as otherwise set forth in this MOU, each of the Parties hereby represent and warrant that the person executing this MOU on its behalf is duly authorized to do so, and that he/she is authorized to bind the party to the terms set forth herein.

Buyer's Initials ____ KA Seller's Initials ____ GH

7. **Governing Law**. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

8. **Further Assurances**. Each party to this MOU shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this MOU.

9. **Venue and Jurisdiction**. For purposes of venue and jurisdiction, this MOU shall be deemed made and to be performed in the County of San Diego, California.

10. **Time of Essence**. Time is of the essence with respect to each provision of this MOU.

11. **Attorneys' Fees**. If any party shall bring an action or proceeding against another party to enforce any of the terms of this MOU, or in the event of any default by either SELLER and/or BUYER, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs.

12. **Modification**. This MOU may be modified only by a contract in writing executed by the Parties to this MOU against whom enforcement of such modification is sought.

13. **Prior Understandings**. This MOU contains the entire agreement between the Parties with respect to the subject matter of this MOU, is intended as a final expression of such Parties' agreement with respect to such terms as are included in this MOU, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this MOU.

14. **Interpretation**. Whenever the context so requires in this MOU, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a joint venture, a trust, an estate, or any other entity.

15. **Partial Invalidity**. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this MOU or the application of such provision to any person or circumstance is, to any extent, deemed to be invalid or unenforceable, the remainder of this MOU, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this MOU.

Buyer's Initials ____ KA Seller's Initials ____ GH

16. **Successors-in-Interest and Assigns**. Except as otherwise set forth in this MOU, the Parties hereto, and each of them, shall not assign or delegate to any other person this Agreement or any rights or obligations under this MOU. Subject to any restriction on transferability contained in this MOU, this MOU shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of the parties hereto, and each of them. Nothing in this Paragraph shall create any rights enforceable by any person other than the Parties hereto, except for the rights of the successor-in-interest and assigns of the Parties hereto, unless such rights are expressly granted in this MOU to other specifically identified persons.

17. **Execution of Counterparts.** This MOU may be executed in one document signed by all Parties hereto, or in counterparts, some or all of which may be transmitted by facsimile and each of which will be deemed an original. If executed in separate counter parts, all such counter parts shall constitute but one and the same document that may be sufficiently evidenced by one counter part signed by the party who is to be charged with it.

18. **Drafting Ambiguities**. Each of the Parties to this MOU and their respective legal counsel have reviewed and approved this MOU. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this MOU.

Dated: September 17, 2012

BUYER KEN ANTOS

By: [signature]

Name: Ken Antos

Dated: September 17, 2012

BUYER KCI INVESTMENTS

By: [signature]

Name: Ken Antos

Its: Manager

Buyer's Initials [initials] KA Seller's Initials [initials] GH

Dated: September 18, 2012

SELLER KM'S CAPRIOTTIS LLC.

By: [signature]

Name: Gabe Hogan

Its: Manager

Dated: September 18, 2012

SELLER BBC HOLDINGS LLC.
Registered as Capriottis NCSD in California

By: [signature]

Name: Gabe Hogan

Its: manager

Buyer's Initials [initials] KA   Seller's Initials [initials] GH

Dated: ____________________

____
Phillip E. Jackson, Individually, and
as Duly Authorized Representative of
PEJ Investments, LLC

STATE OF TEXAS

COUNTY OF _________

The foregoing Agreement was executed and acknowledged before me this ____ day of ___________, 2012, by Phillip E. Jackson, Individually, and as duly authorized representative of PEJ Investments, LLC. He is personally known to me or produced ____________________ ____ as identification, and who did take an oath.

SEAL

____
Notary Signature

____
Printed Notary Signature
Commission No. ____________________
My commission expires: _____________